Exhibit 10.17

DMC GLOBAL INC.
2016 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Notice of Restricted Stock Unit Award

DMC Global Inc. (the "Company") grants to the Grantee named below, in accordance with the terms of the DMC Global Inc. 2016 Omnibus Incentive Plan (the "Plan") and the Restricted Stock Unit Award Agreement attached hereto (the "Agreement"), the following number of Restricted Stock Units (“RSUs”) on the terms set forth below and in the Agreement. All capitalized terms not defined herein or in the Agreement shall have the meanings given to such terms in the Plan.

GRANTEE:        [___________]

DATE OF GRANT:    March 1, 2017

NUMBER OF RSUs
GRANTED:        [____________]

VESTING

PERIOD:	One-third of the RSUs vest on each of the first, second and third anniversaries of the Date of Grant.

PAYMENT:
The Company shall issue to Grantee one share of common stock of the Company (each, a “Share”) for each vested RSU, with the delivery of such Shares to occur as soon as reasonably practicable following vesting, but in all events payment shall be made no more than seventy-four (74) days following the vesting date.

The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Agreement attached hereto subject to all of the terms and provisions thereof. The Grantee has reviewed the Plan, this Notice of Restricted Stock Unit Award, and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice of Restricted Stock Unit Award and fully understands all provisions hereof and of the Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice of Restricted Unit Award, and the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated below.

GRANTEE:                        DMC GLOBAL INC.

By: ______________________________            By: ___________________________________
Name:                            Name:
Date: ____________________________            Title:
Date:

Restricted Stock Unit Award Agreement

Section 1.     Grant of Restricted Stock Units. The Company hereby grants to the Grantee the number of Restricted Stock Units as set forth in the Notice of Restricted Stock Unit Award, subject to the terms, definitions and provisions of the Plan and this Agreement. All terms, provisions, and conditions applicable to Restricted Stock Units set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Section 2.     Termination of Continuous Service.

(a)     If Grantee’s Continuous Service with the Company is terminated for any reason other than (i) death, (ii) Disability (as defined below), or (iii) termination by the Company and its Subsidiaries without Cause (as defined below), all unvested Restricted Stock Units outstanding as of such date shall immediately be forfeited. Upon forfeiture, Grantee shall have no further rights with respect to such Restricted Stock Units. If the Grantee’s Continuous Service with the Company is terminated due to the Grantee’s death or Disability, or is terminated by the Company and its Subsidiaries without Cause, all unvested Restricted Stock Units outstanding as of such termination date shall vest on the date of Grantee’s termination of Continuous Service for such reason.

(b)     For purposes of this Agreement, the term “Disability” shall have the meaning ascribed to such term in the Grantee’s employment agreement with the Company or any Subsidiary. If the Grantee’s employment agreement does not define the term “Disability,” or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term “Disability” shall mean the Grantee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.

(c)     For purposes of this Agreement, the term "Cause" shall have the meaning ascribed to such term in the Grantee's employment agreement with the Company or any Subsidiary. If the Grantee's employment agreement does not define the term "Cause," or if the Grantee has not entered into an employment agreement with the Company or any Subsidiary, the term "Cause" shall have the same meaning as provided in the Plan.

Section 3.     Non-Transferability of Restricted Stock Units. Restricted Stock Units may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise.

Section 4.     Payment. Payment in respect of vested Restricted Stock Units shall be made at the time(s) and in the form(s) set forth in the Notice of Restricted Stock Unit Award.

Section 5.     Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the Restricted Stock Units and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee.

Section 6.    No Stockholder Rights. Grantee shall have no rights as a stockholder with respect to the Restricted Stock Units.

Section 7.     Taxes. Pursuant to Section 17 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any applicable tax withholding requirements applicable to the Restricted Stock Units. The Committee may condition the payment for vested Restricted Stock Units upon the Grantee's satisfaction of such withholding obligations. The Committee may, at its option, allow the Grantee to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory tax withholding rate that could be imposed on the transaction (or such other rate that will not result in a negative accounting impact). Such election shall be irrevocable, made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 8.     Company Policies to Apply. The sale of any Shares received as payment for vested Restricted Stock Units is subject to the Company’s policies regulating securities trading by employees, all relevant federal and state securities laws and the listing requirements of any stock exchange on which the Shares are then traded. In addition, participation in the Plan and receipt of remuneration as a result of the Restricted Stock Units is subject in all respects to any Company compensation clawback policies that may be in effect from time to time.

Section 9.    Miscellaneous Provisions.

(a)     Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(b)     Securities Laws. Upon the acquisition of any Shares pursuant to payment in respect of vesting of Restricted Stock Units, the Grantee shall make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

(c)     Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

(d)     Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 19 and 21(b) of the Plan or as required by any applicable law may be made without such written agreement.

(e)     Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(f)     Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)     References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended.

(h)     Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

(i)     Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Committee shall be final and binding on all persons.

(j)    Section 409A Compliance. The intent of the parties is that payments in respect of vested Restricted Stock Units be exempt from Section 409A of the Code as “short-term deferrals,” and this Agreement and the Notice of Restricted Stock Unit Award shall be interpreted and administered accordingly.